UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 100
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 7, 2024, Greenlane Holdings, Inc. (the “Company”) received approval from The Nasdaq Stock Market LLC (“Nasdaq”) to transfer the listing of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”) from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval”). The Company’s Class A common stock will be transferred to the Nasdaq Capital Market effective as of the open of business on February 9, 2024, and will continue to trade under the symbol “GNLN.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

As previously disclosed, on August 3, 2023, the Company received a letter from Nasdaq notifying the Company that it was no longer in compliance with Nasdaq Listing Rule 5450(b)(1)(C) because the market value of the Company’s publicly held shares of Class A common stock had fallen below the $5.0 million minimum required for continued listing on the Nasdaq Global Market for a period of at least 30 consecutive business days (the “Market Value Requirement”). As also previously disclosed, on August 21, 2023, the Company received a letter from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price per share for the Company’s Class A common stock had closed below $1.00 for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). In response, the Company filed an application to transfer the listing of its Class A common stock from the Nasdaq Global Market to the Nasdaq Capital Market.
As a result of the Approval, the Market Value Requirement is no longer applicable to the Company, and the Company will be eligible to request an additional 180-day compliance period, or until August 18, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on the Nasdaq Capital Market, the minimum bid price per share of the Company’s Class A common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day compliance period. If the Company fails to regain compliance during any additional compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s Class A common stock, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq Hearings Panel.

The Company intends to continue to actively monitor the Minimum Bid Price Requirement and, as appropriate, will consider available options to resolve any deficiencies and regain compliance.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: February 8, 2024	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer